                               PRICING SUPPLEMENT

                                                  Registration No. 333-08369-01
                                               Filed Pursuant to Rule 424(b)(2)

                          United Parcel Service, Inc.

                                   UPS Notes

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Pricing Supplement No. 6                                   Trade Date: 02/19/02
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 02/22/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is February 21, 2002


    CUSIP
      or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UDC5             $12,244,000.00              5.00%                  02/15/09                 100%


Interest Payment
   Frequency                                                                Dates and terms of redemption
  (begin date)          Survivor's Option    Subject to Redemption         (including the redemption price)
----------------        -----------------    ---------------------         --------------------------------
    08/15/02                   Yes                   Yes                            100% 02/15/03
 semi-annually                                                                 semi-annually thereafter


                          Discounts and
Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
---------------           -------------           -----------          ------------------        -----------
 $12,067,686.40            $176,313.60               $2.00             ABN AMRO Financial
                                                                         Services, Inc.